Exhibit 99.2

Global Power Equipment Group Inc.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements are presented to give effect to the disposition of substantially all of the operating assets of Deltak L.L.C. for $31.0 million in cash subject to a specified working capital adjustment, which closed on August 31, 2011 (“Deltak Disposition”).

The unaudited pro forma consolidated income statement for the year ended December 31, 2010 has been derived from the consolidated income statement of Global Power Equipment Group Inc. (the “Company”) for the year ended December 31, 2010. The unaudited pro forma consolidated income statement should be read together with the Company’s consolidated income statement and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2010.

The unaudited pro forma consolidated balance sheet as of June 30, 2011 and the unaudited pro forma consolidated income statement for the six months ended June 30, 2011 have been derived from the Company’s interim consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 and should be read in conjunction with those financial statements, including the notes thereto.

The unaudited pro forma consolidated financial statements are based on the following assumptions and adjustments:

•	the income statement data presents the Company’s operations as if the Deltak Disposition had occurred on January 1, 2010; and

•	the balance sheet data presents the Company’s financial position as if the Deltak Disposition had occurred on June 30, 2011.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only. The financial results may have been different if the Deltak Disposition had occurred as of the dates indicated above. This financial information does not purport to indicate the future results that the Company will experience.

Global Power Equipment Group Inc.

Pro Forma Consolidated Statements of Operations

Six Months Ended June 30, 2011

(In thousands, except share and per share amounts)

	As Reported	Less: Deltak Disposition		Pro Forma
Products revenue	$93,426	$18,485	(a)	$74,941
Services revenue	167,670	—		167,670

Total revenue	261,096	18,485		242,611
Costs of products revenue	74,197	14,019	(a)	60,178
Costs of services revenue	147,313			147,313

Cost of Revenues	221,510	14,019	(a)	207,491

Gross Profit	39,586	4,466	(a)	35,120
Selling and administrative expenses	27,432	3,329	(a)	24,103

Operating Income	12,154	1,137	(a)	11,017
Interest expense	574	—		574

Income from continuing operations before reorganization items and income taxes	11,580	1,137	(a)	10,443
Reorganization expense (income)	(5)	—		(5)

Income from continuing operations before income taxes	11,585	1,137	(a)	10,448
Income tax expense (benefit)	(38,938)	47	(a)	(38,985)

Income from continuing operations	$50,523	$1,090		$49,433

Basic earnings per weighted average common share:
Income from continuing operations	$3.21	$0.07		$3.14

Weighted average number of shares of common stock outstanding- basic	15,720,143	15,720,143		15,720,143

Diluted earnings per weighted average common share:
Income from continuing operations	$2.99	$0.06		$2.92

Weighted average number of shares of common stock outstanding- diluted	16,908,745	16,908,745		16,908,745

Global Power Equipment Group Inc.

Pro Forma Consolidated Statements of Operations

Year Ended December 31, 2010

(In thousands, except share and per share amounts)

	As Reported	Less: Deltak Disposition		Pro Forma
Products revenue	$142,683	$37,674	(a)	$105,009
Services revenue	377,461	—		377,461

Total revenue	520,144	37,674		482,470
Costs of products revenue	98,757	22,434	(a)	76,323
Costs of services revenue	318,866			318,866

Cost of Revenues	417,623	22,434	(a)	395,189

Gross Profit	102,521	15,240	(a)	87,281
Selling and administrative expenses	52,872	6,465	(a)	46,407

Operating Income	49,649	8,775	(a)	40,874
Interest expense	7,052	—		7,052

Income from continuing operations before reorganization items and income taxes	42,597	8,775	(a)	33,822
Reorganization expense (income)	(1,477)	—		(1,477)

Income from continuing operations before income taxes	44,074	8,775	(a)	35,299
Income tax expense (benefit)	6,410	254	(a)	6,156

Income from continuing operations	$37,664	$8,521		$29,143

Basic earnings per weighted average common share:
Income from continuing operations	$2.47	$0.56		$1.91

Weighted average number of shares of common stock outstanding- basic	15,253,579	15,253,579		15,253,579

Diluted earnings per weighted average common share:
Income from continuing operations	$2.31	$0.52		$1.79

Weighted average number of shares of common stock outstanding- diluted	16,321,203	16,321,203		16,321,203

Global Power Equipment Group Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2011

(In thousands)

	As Reported	Less: Deltak Disposition		Pro Forma
ASSETS
Current assets:
Cash & Cash Equivalents	$53,636	19,249	(b),(d)	$72,885
Restricted cash	1,019	3,100	(b)	4,119
Accounts receivable, net	52,684	(1,572	)(c)	51,112
Inventory	6,421	(631	)(c)	5,790
Costs and estimated earnings in excess of billings	50,030	(1,027	)(c)	49,003
Deferred tax - current	7,085			7,085
Other current assets	6,120	(85	)(c)	6,035

Total current assets	176,995	19,034		196,029
Property, plant and equipment, net	13,038	(4,501	)(c)	8,537
Goodwill	80,400	(10,182	)(c)	70,218
Intangible assets, net	12,500	—		12,500
Deferred tax assets, long-term	16,121	(5,497	)(d)	10,624
Other assets	1,516	3,850	(b)	5,366

Total assets	$300,570	$2,704		$303,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,501	$(1,163	)(c)	$14,338
Accrued compensation and employee benefits	15,207	(950	) (c)	14,257
Accrued warranties	6,116	—		6,116
Billings in excess of costs and estimated earnings	16,916	(3,991	)(c)	12,925
Other current liabilities	10,756	(220	)(c)	10,536

Total current liabilities	64,496	(6,324)		58,172
Long-term deferred tax liability	—	—		—
Other long-term liabilities	4,345	—		4,345
Liabilities subject to compromise	—	—		—

Total liabilities	68,841	(6,324)		62,517
Commitments and contingencies
Stockholders’ equity:
Common stock	1,409	—		1,409
Paid-In capital	64,733	431	(d)	65,164
Accumulated other comprehensive income	3,443	—		3,443
Retained earnings	162,152	8,597	(d)	170,749
Treasury stock	(8)	—		(8)

Total stockholders’ equity	231,729	9,028		240,757

Total liabilities and stockholders’ equity	$300,570	$2,704		$303,274

Global Power Equipment Group Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

a)	Represents adjustments to remove the historical results of operations of the Deltak Disposition and the related income taxes, net of general corporate expenses that will remain with the Company.

b)	Represents cash proceeds of $31.0 million from the Deltak Disposition, less an estimate for the working capital adjustment $2.8 million, $3.1million in short-term and $3.8 million in long-term restricted cash, respectively, to meet escrow requirements for potential warranty claims and other post-closing obligations. The actual amount of the working capital and post-closing settlements may differ substantially from the amount estimated at June 30, 2011.

c)	Represents the elimination of the net assets subject to Deltak Disposition, which are included in the historical financial results of the Company, net of certain assets, liabilities and customer warranties that are retained by the Company.

d)	Represents the assumed gain associated with the Deltak Disposition, which has been calculated as follows (in millions):

Gross proceeds	$31,000
Adjusted for:
Working capital	(2,820)
Net book value of assets disposed	(11,674)
Transaction costs	(2,412)

Pre-tax (gain)	14,094
Income taxes	(5,497)

Pro forma (gain) on disposition, net of tax	$8,597

Transaction costs include brokerage fees, legal fees, and cash and stock-based compensation due to Deltak employees. The assumed gain includes certain estimates, which will be revised when actual data is available. The actual gain will depend on the book values of the disposed assets and related liabilities at the closing date. Additionally, the actual gain is subject to final post closing adjustment for working capital and customer warranties. The gain has not been reflected in the accompanying pro forma consolidated income statements.